Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeff D. Morris and Shai Even, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, as a director or officer, or both, as the case may be, of Alon USA Energy, Inc., a Delaware corporation, this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and any or all amendments hereto or thereto (including post-effective amendments), and to file the same, with all exhibits hereto or thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Signature	Title	Date

/s/ Jeff D. Morris Jeff D. Morris	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2010

/s/ David Wiessman David Wiessman	Executive Chairman of the Board	August 23, 2010

/s/ Shai Even Shai Even	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2010

/s/ Itzhak Bader Itzhak Bader	Director	August 23, 2010

/s/ Boaz Biran Boaz Biran	Director	August 23, 2010

/s/ Shlomo Even Shlomo Even	Director	August 23, 2010

/s/ Avinadav Grinshpon Avinadav Grinshpon	Director	August 23, 2010

/s/ Ron W. Haddock Ron W. Haddock	Director	August 23, 2010

/s/ Yeshayuhu Pery Yeshayuhu Pery	Director	August 23, 2010

/s/ Zalman Segal Zalman Segal	Director	August 23, 2010

/s/ Avraham Baiga Shochat Avraham Baiga Shochat	Director	August 23, 2010